UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 9, 2009

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE

On November 10, 2009, the Company filed a Current Report on Form 8-K (the “Form 8-K”) relating to non-reliance on certain of the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 as a result of certain accounting errors.  The purpose of this Amendment No. 1 to Form 8-K is to add certain additional disclosures to the matters addressed in the Form 8-K relating to the accounting errors and the basis for concluding that the referenced financial statements can no longer be relied upon.

The Form 8-K as amended hereby continues to speak as of the date of the Form 8-K and the disclosures have not been updated to speak as of any later date.  Any items in this Amendment No. 1 to Form 8-K that are not expressly changed hereby shall be as set forth in the Form 8-K filed on November 10, 2009.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Form 8-K, the Company will restate its December 31, 2008, March 31, 2009 and June 30, 2009 balance sheets and its interim and year-to-date statements of operations for the periods ended September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009.  These restatements will be reflected in amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.  The purpose of these amendments will be to correct the following accounting errors and the related effects of those errors:  (i) correcting the calculation of fair value on junior subordinated debentures,  (ii) correcting the accounting for changes in fair value of cash flow hedges and the junior subordinated debentures which was incorrectly recorded through accumulated other comprehensive income (loss) and should have been reflected through operations, and (iii) correcting the misapplication of cash flow hedge accounting to the junior subordinated debentures which were and continue to be accounted for at fair value. The restated financial statements will correct these errors as of and for each of the periods referred to above.

In connection with the foregoing corrections, the Company has made certain changes in the valuation models for its junior subordinated debentures and interest rate swaps, which will be reflected in the amended filings.  The fair value of the junior subordinated debentures is estimated utilizing the income approach whereby the expected cash flows over the remaining estimated life of the debentures are discounted using the Company’s estimated credit spread over the current fully indexed yield based on an expectation of future interest rates derived from observed market interest rate curves and volatilities.  For the periods ended December 31, 2008, March 31, 2009 and June 30, 2009, the estimated credit spreads the Company used in determining the fair value of its junior subordinated debentures were incorrect.  Due to the escalation of the credit crisis in the fourth quarter of 2008, credit spreads widened as the underlying credit quality of the institutions issuing these debentures deteriorated.  Short-term interest rate indexes (LIBOR) declined several hundred basis points in the fourth quarter of 2008 and have remained at those levels through 2009.  The Company has adjusted these spreads to reflect a more appropriate fair value in the restate financial statements.

The Company also intends to file an amendment to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Third Quarter 2009 Form 10-Q”).  The purpose of the amendment to this Form 10-Q will be to correct the following items relating to comparative 2008 financial information included in the Third Quarter 2009 Form 10-Q:  (i) Unaudited Consolidated Statement of Shareholders’ Equity to remove the impact of the cash flow hedges from accumulated other comprehensive income; (ii) Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2008 to include the adjustment for the net change in the fair value of the junior subordinated debentures and the cash flow hedges; (iii) Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 to include the adjustment for the net change in the fair value of the junior subordinated debentures and the cash flow hedges; and (iv) the table included in Note 6 of the Notes to Unaudited Financial Statements showing the details of changes to comprehensive income.  On December 14, 2009, the authorized officers of the Company concluded that such financial statements as of and for the periods ended September 30, 2008 included in the Third Quarter 2009 Form 10-Q should no longer be relied upon.

Authorized officers of the Company have discussed the matters described in this Amendment No. 1 to Form 8-K with ParenteBeard LLC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: December 23, 2009

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and
Chief Financial Officer